Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Wachovia Preferred Funding Corp.

We consent to the use of our report dated March 14, 2003, included herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/    KPMG LLP

Charlotte, North Carolina

May 29, 2003